SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC  20549

                    __________________________________


                                 FORM 8-K



                              CURRENT REPORT


                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 30, 1997 (June 17,
1997)




                            HON INDUSTRIES Inc.
          (Exact name of registrant as specified in its charter)




      Iowa                        0-2648               42-0617510
(State or other                 (Commission            (IRS Employer
jurisdiction of                File Number)         Identification Number)
incorporation)



     414 East Third Street                   52761-7109
         P.O. Box 1109                        (Zip Code)
         Muscatine, IA
(Address of principal executive office)



                               (319)264-7400
           (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

On June 17, 1997, HON INDUSTRIES Inc. ("HON") consummated the purchase of all of the outstanding shares of Allsteel Inc. ("Allsteel") from ACI America Holdings Inc. ("ACI"), a subsidiary of BTR plc, for a purchase price of $66,000,000 in cash. The terms of the transaction were determined in arms-length negotiations. The source of funds for the purchase was borrowings under a revolving credit facility with Bankers Trust Company of New York and a syndicate of other banks. Like HON, Allsteel is engaged in the manufacture and marketing of office furniture. Allsteel's manufacturing and distribution facilities are located in Jackson and Milan, Tennessee; Verona, Mississippi; and West Hazelton, Pennsylvania.

HON will account for the transaction under the purchase method. Accordingly, the accounts and transactions of Allsteel will be included in the consolidated financial statement of HON from date of acquisition.

On June 18, 1997, HON issued a press release relating to the purchase, the text of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (a) Financial statements of business acquired.

      The acquired business does not meet the 20% significant subsidiary tests required for financial statement reporting; therefore, no financial statement information is required to be filed with this Current Report on Form 8-K.

  (b) Pro forma financial information.

      The acquired business does not meet the 20% significant subsidiary tests required for pro forma financial reporting; therefore, no pro forma financial information is required to be filed with this Current Report on Form 8-K.

  (c) Exhibits.

       2.1 Stock Purchase Agreement between HON INDUSTRIES Inc. and ACI America Holdings Inc. dated May 12, 1997. Exhibits 2.3 "Parent Guaranty" by BTR plc and 9.8 "Assignment and Assumption Agreement" between Allsteel Inc. and ACI America Holdings Inc. and Schedules to the Purchase Agreement have been omitted but will be furnished supplementally to the Securities and Exchange Commission upon request.

      99.1 Text of press release dated June 18, 1997.







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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, HON has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HON INDUSTRIES Inc.


                                   By:  /s/David C. Stuebe
                                        -----------------------
                                        David C. Stuebe
                                        Vice President and
                                        Chief Financial officer


Date:  June 30, 1997




































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